INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of U.S. Restaurant Properties, Inc. on Form S-3 of our report dated February 28, 1997, appearing in the Annual Report on Form 10-K of U.S. Restaurant Properties Master L.P. for the year ended December 31, 1996; and our report dated February 5, 1997, (June 27, 1997, as to Note 4), appearing in the Current Report on Form 8-K dated August 22, 1997, of U.S. Restaurant Properties, Inc. on the February 4, 1997, balance sheet of U.S. Restaurant Properties, Inc.; and our report dated May 8, 1997, with respect to the combined statement of revenues and certain expenses of RR Restaurant 1986-1 Properties Sold to U.S. Restaurant Properties Master L.P. for the year ended December 31, 1996, our report dated May 22, 1997, with respect to the combined statement of revenues and certain expenses of Selected Properties Sold to U.S. Restaurant Properties Master L.P. (Bruegger's Acquisition) for the year ended December 31, 1996, and our report dated May 27, 1997, with respect to the statement of revenues and certain expenses of Tulip Properties Limited Property Sold to U.S. Restaurant Properties Master L.P. for the year ended December 31, 1996, appearing in the Current Report on Form 8-K dated April 14, 1997; and our report dated August 14, 1997 , with respect to the statement of revenues and certain expenses of Charleston's of Norman, Inc. for the fifty-two week period ended March 23, 1997, our report dated June 25, 1997, with respect to the statement of revenues and certain expenses of the Property Sold to U.S. Restaurant Properties Master L.P. by David E. Rodgers - Trustee for the year ended December 31, 1996, our report dated June 25, 1997, with respect to the statement of revenues and certain expenses of the Magazine Company Property Sold to U.S. Restaurant Properties Master L.P. for the year ended December 31, 1996, our report dated August 18, 1997, with respect to the statement of revenues and certain expenses of the Ribbit Holdings, Inc. Property Sold to U.S. Restaurant Properties Master L.P. for the nine months ended June 30, 1997, our report dated July 2, 1997, with respect to the combined statement of revenue and certain expenses of Selected Properties Sold to U.S. Restaurant Properties Master L.P. (Taco Cabana Acquisition) for the year ended December 31, 1996, our report dated August 19, 1997, with respect to the combined statement of revenues and certain expenses of BCL II, L.P. Properties Sold to U.S. Restaurant Properties Master L.P. for the year ended December 31, 1996, and our report dated August 20, 1997, with respect to the combined statement of revenues and certain expenses of Selected Properties Sold to U.S. Restaurant Properties Master L.P. (Midon Acquisition) for the year ended December 31, 1996, appearing in the Current Report on Form 8-K dated August 21, 1997; and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP



Dallas, Texas
August 20, 1997